                                                                    EXHIBIT 12.1

                              DI INDUSTRIES, INC.

                       RATIO OF EARNINGS TO FIXED CHARGES
                                 (IN THOUSANDS)

                                            THREE MONTHS ENDED MARCH 31,              YEAR ENDED DECEMBER 31,
                                            ----------------------------   ---------------------------------------------
                                            PRO FORMA                      PRO FORMA
                                              1997       1997     1996       1996        1996       1995        1994
                                            ---------   ------   -------   ---------   --------   --------   -----------
                                                                                                             (UNAUDITED)
Pretax income from continuing
  operations:.............................   $1,065     $2,976   $(1,491)  $(25,453)   $(10,877)  $(12,675)    $(3,557)
Add:
  Fixed Charges:
     Interest, whether expensed or
       capitalized........................    2,949        672       262     12,582       1,220      1,472         404
     Amortization of debt expense and
       discount or premium................       99         87        12        394         183         47          --
     Minority interest in the loss of
       Indrillers.........................      202        202        --         --         118         --          --
                                             ------     ------   -------   --------    --------   --------     -------
Earnings as adjusted......................    4,315      3,937    (1,217)   (12,477)     (9,356)   (11,156)     (3,153)
                                             ======     ======   =======   ========    ========   ========     =======
Fixed Charges.............................    3,048        759       274     12,976       1,403      1,519         404
                                             ======     ======   =======   ========    ========   ========     =======
Ratio of Earnings to fixed Charges........     1.42       5.19        --         --          --         --          --
                                             ======     ======   =======   ========    ========   ========     =======
Deficiency in earnings....................       --         --   $(1,491)  $(25,453)   $(16,759)  $(12,675)    $(3,557)
                                             ======     ======   =======   ========    ========   ========     =======

                                            NINE MONTHS
                                               ENDED       YEAR ENDED MARCH 31,
                                            DECEMBER 31,   ---------------------
                                                1994         1994        1993
                                            ------------   ---------   ---------

Pretax income from continuing
  operations:.............................    $(2,260)       $(1,384)    $(3,387)
Add:
  Fixed Charges:
     Interest, whether expensed or
       capitalized........................        332            257          --
     Amortization of debt expense and
       discount or premium................         --             --          --
     Minority interest in the loss of
       Indrillers.........................         --             --          --
                                              -------        -------     -------
Earnings as adjusted......................     (1,928)        (1,127)     (3,387)
                                              =======        =======     =======
Fixed Charges.............................        332            257          --
                                              =======        =======     =======
Ratio of Earnings to fixed Charges........         --             --          --
                                              =======        =======     =======
Deficiency in earnings....................    $(2,260)       $(1,384)    $(3,387)
                                              =======        =======     =======